UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2015, ReachLocal, Inc., and certain of our affiliates entered into a First Amendment to Loan and Security Agreement with Hercules Technology Growth Capital, Inc. (“Hercules”), as administrative agent and lender (the “loan amendment”). The loan amendment amends the Loan and Security Agreement dated April 30, 2015 among the parties (the “term loan”), and, among other things, amends the term loan’s revenue covenant thresholds for the remainder of 2015.

The above description of the loan amendment is qualified in its entirety by reference to the loan amendment, a copy of which will be filed as an exhibit to our next Quarterly Report on Form 10-Q.

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2015, we publicly disseminated a press release announcing financial results for the second quarter ended June 30, 2015.

The foregoing description is qualified in its entirety by reference to our press release, dated August 4, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer